UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2012

ITC Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-32576	32-0058047
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27175 Energy Way, Novi, Michigan		48377
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-946-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Issuance of ITC Midwest First Mortgage Bonds, Series E

On January 19, 2012, ITC Midwest LLC ("ITC Midwest"), a wholly-owned subsidiary of ITC Holdings Corp. ("Holdings"), issued $100,000,000 aggregate principal amount of 3.50% First Mortgage Bonds, Series E due 2027 (the "Bonds") in a private placement in reliance on an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"). As previously disclosed, ITC Midwest entered into a Bond Purchase Agreement, dated as of November 29, 2011 (the "Purchase Agreement"), and the Sixth Supplemental Indenture, dated as of November 29, 2011 (the "Sixth Supplemental Indenture"), supplementing ITC Midwest’s First Mortgage and Deed of Trust, dated January 14, 2008 (the "First Mortgage and Deed of Trust" and, together with the Sixth Supplemental Indenture, the "Indenture"). The Bonds were issued pursuant to the Indenture and sold by ITC Midwest to accredited investors (as defined by Rule 501(a) of the Securities Act) pursuant to the Purchase Agreement. The Sixth Supplemental Indenture was filed as Exhibit 4.30 to Holdings’ Current Report on Form 8-K filed on December 1, 2011, which is incorporated by reference herein.

The Bonds have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC Holdings Corp.

January 20, 2012	By:	/s/ Daniel J. Oginsky

Name: Daniel J. Oginsky
Title: Senior Vice President and General Counsel